Exhibit 99.1

Lucira Health Announces Third Quarter 2022 Results and Provides Business Updates

EMERYVILLE, Calif. – November 14, 2022 – Lucira Health, Inc. (Nasdaq: LHDX) ("Lucira Health," "Lucira" or the "Company"), a medical technology company focused on the development and commercialization of transformative and innovative infectious disease tests, today reported financial results for the third quarter ended September 30, 2022 and provided business updates.

Recent Highlights

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Achieved net revenue of $34.4 million for the third quarter of 2022, an increase of 130% over the third quarter of 2021
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Executed a marketing agreement with Pfizer to increase awareness of the risks of COVID-19 and the availability of treatment.

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Partnered with telehealth marketplace, Sesame Care, to offer all Lucira test users an immediate and affordable option to speak to a doctor about their test result without leaving home.
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Launched the new combination COVID-19 and influenza test kit in Canada.
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Published interim results from Pilot Study for Chlamydia and Gonorrhea assays indicating 98% accuracy.
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Amended Emergency Use Authorization (EUA) for our combination COVID-19 and influenza test kit for a point-of-care (POC) indication; and plan to subsequently submit amended EUA to include over-the-counter (OTC) once additional prospective clinical data has been obtained.

"The third quarter was one of continued year-over-year revenue growth in the COVID-19 test business and launch of the new combination COVID-19 Flu and influenza test kit in Canada," said Erik Engelson, President and Chief Executive Officer of Lucira Health. "We are excited about our agreement with Pfizer and Sesame. We endeavor to simplify and speed up the way people navigate COVID-19 infections. We also continue to eagerly await FDA EUA approval of the COVID-19 Flu and influenza test kit in the United States."

Third Quarter 2022 Financial Results

Net Sales was $34.4 million for the third quarter of 2022, an increase of $19.4 million over the third quarter of 2021.

GAAP Gross Loss for the third quarter of 2022 was $99.6 million compared to a GAAP gross loss of $1.5 million for the third quarter of 2021. GAAP negative gross margin for the third quarter of 2022 was 289% compared to a negative gross margin of 10% for the third quarter of 2021. Non-GAAP gross profit and non-GAAP gross margin for the third quarter of 2022 were $9.5 million and 28%, respectively. Non-GAAP gross profit and non-GAAP gross margin for the third quarter of 2021 were $2.4 million and 16%, respectively. Increases in GAAP gross loss and negative gross margin were primarily due to a charge for excess inventory, non-cancellable purchase commitments and prepaid inventory based on management's assessment of current inventory levels as compared to current net sales forecasts of its COVID-19 test kit and combination COVID-19 and influenza test kit.

GAAP Operating Expenses were $26.7 million in the third quarter of 2022 , compared to $26.1 million in the same period in 2021. Non-GAAP operating expenses were $24.6 million in the third quarter of 2022, compared to $20.8 million in the same period of 2021. The increase is primarily related to increased personnel-related costs and third-party services to facilitate commercial activities, validation of manufacturing activities, new product development, clinical studies, and public company compliance.

GAAP Net Loss was $126.9 million in the third quarter of 2022, compared to GAAP net loss of $27.5 million in the same period in 2021. Non-GAAP net loss was $15.4 million for the third quarter of 2022, compared to a non-GAAP net loss of $18.4 million for the same period in 2021.

Cash and Cash Equivalents as of September 30, 2022 was $39.8 million.

Conference Call and Webcast Details

The Company will host a live conference call and webcast to discuss these results and provide a corporate update on Monday, November 14, 2022, at 4:30 PM ET.

Investors interested in listening to the conference call should register online. Participants are required to register a day in advance or at minimum 15 minutes before the start of the call. A replay of the webcast can be accessed via the Events page of the investor section of Lucira's website.

About Lucira Health

Lucira is a medical technology company focused on the development and commercialization of innovative infectious disease tests to make lab-quality diagnostics more accessible. Lucira designed its test platform to provide accurate, reliable, PCR-quality test results anywhere and at any time. Beyond its already commercialized COVID-19 and COVID-19 & Flu Tests, Lucira is working on new diagnostic tests for respiratory infections and other categories including women’s health and sexually transmitted infections (STIs). For more information, visit www.lucirahealth.com.

Non-GAAP Financial Measures

In this press release, in order to supplement the Company's condensed financial statements presented in accordance with U.S. Generally Accepted Accounting Principles ("GAAP"), management has disclosed certain non-GAAP financial measures for the Company's statements of operations. The Company believes that an evaluation of its ongoing operations (and comparisons of its current operations with historical and future operations) would be difficult if the disclosure of its financial results were limited to financial measures prepared in accordance with GAAP. As a result, the Company is disclosing certain non-GAAP results in order to supplement investors' and other readers' understanding and assessment of the Company's financial performance because Company management uses these measurements as aids in monitoring the Company's ongoing financial performance from quarter to quarter, and year to year, on a regular basis and for financial and operational decision-making. Non-GAAP financial measures include gross profit (loss), gross (negative) margin, operating expenses, and net loss. Non-GAAP adjustments include stock-based compensation, depreciation and amortization, non-cash interest and other expense, preapproval inventories and charge for excess inventory, non-cancellable purchase commitments, and prepaid inventory. From time to time in the future, there may be other items that the Company may include or exclude if the Company believes that doing so is consistent with the goal of providing useful information to investors and management. The Company has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure.

Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies, which could reduce the usefulness of the Company's non-GAAP financial measures as tools for comparison. Investors are cautioned that there are a number of limitations associated with the use of non-GAAP financial measures as analytical tools. The Company has provided at the end of this press release, following the accompanying financial data, reconciliations of its non-GAAP measures to their most directly comparable GAAP measures. Investors are encouraged to review these reconciliations, and not to rely on any single financial measure to evaluate the Company's business. Investors and other readers are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP measures to their most directly comparable GAAP measures set forth below and should consider non-GAAP measures only as a supplement to, not as a substitute for or as a superior measure to, measures of financial performance prepared in accordance with GAAP. Non-GAAP financial measures in this earnings release exclude the following:

Stock-based compensation expense. The Company has excluded the effect of stock-based compensation expenses in calculating the Company's non-GAAP gross profit (loss), gross (negative) margin, operating expenses and net loss measures. Although stock-based compensation is a key incentive offered to employees, consultants and board members the Company continues to evaluate its business performance excluding stock-based compensation expenses. The Company records stock-based compensation expense related to grants of time-based options, Employee Stock Purchase Plan, and restricted stock units. Depending upon the size, timing and terms of the grants this expense may vary significantly but will recur in future periods. The Company believes that excluding stock-based compensation expense better allows for comparisons from period to period.

Depreciation and amortization. The Company has excluded the effect of depreciation and amortization expense in calculating its non-GAAP gross profit (loss), gross (negative) margin, operating expenses and net loss measures. Depreciation and amortization are non-cash charges to current operations.

Non-cash interest and other expense. The Company has excluded the effect of non-cash interest and remeasurement of derivative liabilities and convertible notes in calculating its non-GAAP net loss measure.

Preapproval inventories. The Company has included the effect of preapproval inventories in calculating the Company's non-GAAP gross profit (loss), gross (negative) margin, operating expenses and net loss measures. Preapproval inventories were previously recorded as research and development expense during the third quarter of 2021 and subsequently sold at zero cost of product and internally consumed in research and development and sales and marketing from the fourth quarter of 2021 through the third quarter of 2022.

Charge for excess inventory, non-cancellable purchase commitments, and prepaid inventory. Includes charges for inventory on hand, non-cancellable commitments to purchase inventory and prepaid inventory. The Company has excluded the effect of excess inventory on hand, non-cancellable commitments to purchase inventory and prepaid inventory in calculating its non-GAAP gross profit (loss), gross (negative) margin and net loss measures. The Company believes that excluding charges for excess inventory, non-cancellable commitments and prepaid inventory better allows for comparisons from period to period.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as "believe," "will," "may,", “endeavor”, "goal," and similar expressions are intended to identify forward-looking statements. These forward-looking statements, including but not limited to, statements regarding our future financial performance and market positioning; our collaboration with Pfizer and Sesame Care; our initiatives to re-balance our cost structure; and our plan to submit an Emergency Use Authorization amendment for OTC use to the FDA, are based upon Lucira's current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including our ability to continue as a going concern, our ability to increase production, streamline operations and increase product availability; the success of our test platform with COVID-19 including its variants, the extent and duration of the COVID-19 pandemic and our expectations regarding customer and user demand for our COVID-19 and influenza test kits; our expected future growth; our ability to obtain and maintain regulatory approval for our test kits especially for OTC use, including our existing Emergency Use Authorization for our COVID-19 and influenza test kits and LUCI Pass; the size and growth potential of the markets for our test kits, including the COVID-19 and influenza diagnostic testing market, and our ability to serve those markets; our ability to accurately forecast demand for our test kits; the rate and degree of physician and market acceptance of our test kits; coverage and reimbursement for our test kits; the performance of, and our reliance on, third parties in connection with the commercialization of our test kits, including Jabil Inc. and our single-source suppliers; our ability to accurately forecast, and Jabil’s ability to manufacture, appropriate quantities of our COVID-19 and influenza test kits to meet commercial demand; regulatory developments in the United States and foreign countries; our research and development for any future test kits; the development, regulatory approval, and commercialization of competing products; our ability to retain and hire senior management and key personnel; our ability to develop and maintain our corporate infrastructure, including our internal controls; our financial performance and capital requirements; our expectations regarding our ability to obtain and maintain intellectual property protection for our test kits, as well as our ability to operate our business without infringing the intellectual property rights of others; and our ability to navigate unfavorable global economic conditions that may result from recent geopolitical events, including the COVID-19 pandemic, Russia’s military intervention in Ukraine, and the global sanctions imposed by countries against Russia that followed. These and other risks and uncertainties are described more fully in the "Risk Factors" section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and Lucira assumes no obligation to update forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Investor Relations

Greg Chodaczek

investorrelations@lucirahealth.com

347-620-7010

LUCIRA HEALTH, INC.

CONDENSED BALANCE SHEETS

(Unaudited)

(In thousands, except share and per share data)

	September 30,	December 31,
	2022	2021 (1)
Assets
Current assets:
Cash and cash equivalents	$39,774	$105,982
Accounts receivable, net	14,392	27,245
Inventory	55,625	50,776
Other receivable	4,824	8,188
Prepaid expenses	2,506	10,274
Other current assets	3,350	3,817
Total current assets	120,471	206,282
Property and equipment, net	48,295	30,974
Operating lease right-of-use assets	17,704	2,714
Restricted cash equivalents	1,943	—
Other assets	772	384
Total assets	$189,185	$240,354

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$25,173	$19,371
Accrued liabilities	55,032	29,162
Operating lease liabilities, current	2,316	1,609
Customer deposits	—	189
Total current liabilities	82,521	50,331
Term loan payable, net	29,408	—
Operating lease liabilities, net of current portion	16,367	1,220
Total liabilities	128,296	51,551

Commitments and contingencies

Stockholders’ equity:
Preferred stock $0.001 par value; 10,000,000 shares authorized as of September 30, 2022 and December 31, 2021; 0 shares issued and outstanding as of September 30, 2022 and December 31, 2021	—	—
Common stock, $0.001 par value; 200,000,000 shares authorized as of September 30, 2022 and December 31, 2021; 40,448,703 and 39,663,645 shares issued and outstanding as of September 30, 2022 and December 31, 2021, respectively	40	40
Additional paid-in capital	324,851	317,304
Accumulated deficit	(264,002)	(128,541)
Total stockholders’ equity	60,889	188,803
Total liabilities and stockholders’ equity	$189,185	$240,354

(1) The balance sheet as of December 31, 2021 is derived from the audited financial statements as of that date

LUCIRA HEALTH, INC.

CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net sales	$34,390	$14,976	$151,010	$31,931
Cost of products sold	133,945	14,837	202,657	32,710
Impairment of long-lived assets	—	1,622	—	1,622
Gross loss	(99,555)	(1,483)	(51,647)	(2,401)
Operating expenses:
Research and development	9,141	14,342	32,089	30,741
Selling, general and administrative	17,596	11,788	50,133	23,988
Total operating expenses	26,737	26,130	82,222	54,729
Loss from operations	(126,292)	(27,613)	(133,869)	(57,130)
Other income (expense), net:
Interest income and other (expense), net	393	117	736	399
Interest expense, net	(949)	—	(2,312)	(281)
Total other income (expense), net	(556)	117	(1,576)	118
Loss before provision for income taxes	(126,848)	(27,496)	(135,445)	(57,012)
Provision for income taxes	14	—	16	—
Net loss	$(126,862)	$(27,496)	$(135,461)	$(57,012)
Net loss per share of common stock,
Basic and diluted	$(3.15)	$(0.71)	$(3.39)	$(1.71)
Weighted-average number of shares used in net loss per share of common stock,
Basic and diluted	40,216,244	38,667,615	39,974,997	33,348,104

LUCIRA HEALTH, INC.

The following tables represent the reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures:

(Unaudited)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of GAAP Gross Loss to non-GAAP Gross Profit:
GAAP Gross Loss	$(99,555)	$(1,483)	$(51,647)	$(2,401)
Stock-based compensation	377	91	767	351
Depreciation and amortization	1,548	842	4,071	1,177
Impairment of long-lived assets	—	1,622	—	1,622
Charge for excess inventory, non-cancellable purchase commitments and prepaid inventory	107,159	1,284	107,159	1,284
Preapproval inventories	—	—	—	(1,089)
Non-GAAP Gross Profit	$9,529	$2,356	$60,350	$944

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of GAAP to non-GAAP Gross Margin:
GAAP Gross Margin	(289)%	(10)%	(34)%	(8)%
Stock-based compensation	1%	1%	1%	1%
Depreciation and amortization	5%	6%	3%	4%
Impairment of long-lived assets	—%	11%	—%	5%
Charge for excess inventory, non-cancellable purchase commitments and prepaid inventory	312%	9%	71%	4%
Preapproval inventories	—%	—%	—%	(3)%
Non-GAAP Gross Margin	28%	16%	40%	3%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of GAAP to non-GAAP Operating Expenses:
GAAP Operating Expenses	$26,737	$26,130	$82,222	$54,729
Stock-based compensation	(1,995)	(4,937)	(5,029)	(6,149)
Depreciation and amortization	(191)	(433)	(943)	(980)
Preapproval inventories	—	—	—	305
Non-GAAP Operating Expenses	$24,551	$20,760	$76,250	$47,905

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Reconciliation of GAAP to non-GAAP Net Loss:
GAAP Net Loss	$(126,862)	$(27,496)	$(135,461)	$(57,012)
Stock-based compensation	2,372	5,028	5,796	6,500
Depreciation and amortization	1,739	1,275	5,014	2,158
Non-cash interest and other expense	189	(5)	522	275
Impairment of long-lived assets	—	1,622	—	1,622
Charge for excess inventory, non-cancellable purchase commitments and prepaid inventory	107,159	1,284	107,159	1,284
Preapproval inventories	—	(87)	—	(1,394)
Non-GAAP Net Loss	$(15,403)	$(18,379)	$(16,970)	$(46,567)